EXHIBIT 11.1

                        DAWSON PRODUCTION SERVICES, INC.
                        EARNINGS PER SHARE COMPUTATIONS

                                                            Three Months Ended September 30,     Six Months Ended September 30,
                                                            -------------------------------      ------------------------------
                                                                  1995            1996                 1995            1996
                                                             --------------   -----------         --------------   -----------
Primary Earnings Per Share
Net Income .................................................   $   321,982    $ 1,159,397           $   648,128    $ 2,175,003
Preferred stock dividends ..................................       (25,811)          --                 (50,086)          --
                                                               ------------   -----------           ------------   -----------
Net income applicable to common stock ......................   $   296,171    $ 1,159,397           $   598,042    $ 2,175,003
                                                               ------------   -----------           ------------   -----------
Shares used in earnings per share computation ..............     2,420,294      6,502,933             2,384,359      6,510,428
                                                               ------------   -----------           ------------   -----------
Earnings per share .........................................   $      0.12    $      0.18           $      0.25    $      0.33
                                                               ------------   -----------           ------------   -----------
Fully Diluted Earnings Per Share
Net Income .................................................   $   321,982    $ 1,159,397           $   648,128    $ 2,175,003
 Interest on convertible debt, net of tax ..................        39,100           --                  76,628           --
                                                               ------------   -----------           ------------   -----------
Net income applicable to common stock ......................   $   361,082    $ 1,159,397           $   724,756    $ 2,175,003
                                                               ------------   -----------           ------------   -----------
Shares used in earnings per share computations .............     3,124,792      6,540,618             3,095,826      6,527,796
                                                               ------------   -----------           ------------   -----------
Earnings per share .........................................   $      0.12    $      0.18           $      0.23    $      0.33
                                                               ------------   -----------           ------------   -----------

                                                COMPUTATION OF SHARES USED IN EARNINGS PER SHARE
                                                               COMPUTATIONS-PRIMARY

Weighted average outstanding common shares .................     1,695,942      6,391,125             1,688,816      6,390,984
Dilutive effect of stock and warrants issued within one year
    prior to initial public offering .......................       629,496           --                 629,494           --
Average other common equivalent shares-dilutive effect of
    warrant shares .........................................        94,856        111,808                66,049        119,444
                                                               ------------   -----------           ------------   -----------
Shares used in earnings per share computations .............     2,420,294      6,502,933             2,384,359      6,510,418
                                                               ------------   -----------           ------------   -----------

                                               COMPUTATION OF SHARES USED IN EARNINGS PER SHARE
                                                           COMPUTATIONS-FULLY DILUTED

Weighted average outstanding common shares .................     1,695,942      6,391,125             1,688,816      6,390,984
Dilutive effect of stock and warrants issued within one year
    prior to initial public offering .......................       629,496           --                 629,494           --
Average other common equivalent shares-dilutive effect of
    warrant shares .........................................        94,856        149,493                66,048        136,812
Average shares attributable to preferred stock .............       347,440           --                 347,440           --
Average shares attributable to convertible debt ............       357,058           --                 364,028           --
                                                               ------------   -----------           ------------   -----------
Shares used in earnings per share computation ..............     3,124,792      6,540,618             3,095,826      6,527,796
                                                               ------------   -----------           ------------   -----------